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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C.

                                      20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report  (date of earliest event reported):               April 30,1999

                                  WD-40 COMPANY

             (Exact Name of Registrant as specified in its charter)

         California                    0-6936-3                95-1797918
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)        File Number)       Identification Number)

1061 Cudahy Place, San Diego, California                          92110
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:           (619) 275-1400


                         No Changes to name or address.
          (Former name or former address, if changed since last report)


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ITEM 2.           Acquisition or Disposition of Assets.

On April 30, 1999, the registrant acquired all of the worldwide Lava brand trademarks and other intangible assets relating to the purchase of the Lava brand heavy-duty hand cleaner product line from Block Drug Company, Inc. The acquisition of assets also includes inventory on hand and certain equipment.

The registrant paid cash in the amount of $19.0 million for the Lava brand, including intangible assets and certain equipment. The purchase price for the brand represented approximately two times recent annual revenues of the Lava brand. In addition, the registrant purchased approximately $3.4 million in product inventory and incurred approximately $750,000 in costs related to the transaction. To finance the transaction, the registrant borrowed $16.0 million from Union Bank of California and used cash on hand for the balance.

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ITEM 7.           Financial Statements and Exhibits.

  (a)             Financial statements of businesses acquired.

                  The required financial statements are unavailable and will be filed on an amendment to this Form 8-K on or before July 13, 1999.

  (b)             Pro forma financial information.

                  The required pro forma financial information is unavailable and will be filed on an amendment to this Form 8-K on or before July 13, 1999.

  (c)             Exhibits.

                  None.

SIGNATURES:

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WD-40 Company
                                                 (Registrant)

Date:    May 14, 1999                            /s/ Thomas J. Tranchina
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                                                 Thomas J. Tranchina
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)